CONTACT:                         -OR-         SONUS' INVESTOR RELATIONS COUNSEL:
Sonus Corp.                                   The Equity Group Inc.
Mark Richards                                 www.theequitygroup.com
Senior Vice President and CFO
(503) 225-9152                                Adam Prior
                                              (212) 836-9606
Amplifon USA
Margaret McDonald                             Devin Sullivan
(763) 268-4132                                (212) 836-9608



FOR IMMEDIATE RELEASE

                       AMPLIFON SIGNS DEFINITIVE AGREEMENT
                        TO ACQUIRE ASSETS OF SONUS CORP.


MINNEAPOLIS, MN and PORTLAND, OR - June 19, 2002 - Amplifon USA and Sonus Corp. (AMEX:SSN) today jointly announced the signing of a definitive agreement for Amplifon to acquire the business of Sonus for a total consideration of $38.4 million in cash. Amplifon USA is a subsidiary of Milan-based Amplifon S.p.A., a world leader in the distribution and application of hearing aids. Sonus is the largest audiology-based retailer of hearing instruments in North America. The transaction is expected to be completed by October 31, 2002, subject to approval by Sonus shareholders.

"The acquisition of Sonus will complement Amplifon's service offerings in the U.S. with a broader range of hearing healthcare products available through additional distribution channels," said Jeffrey P. Bilas, President of Amplifon USA. "We expect significant opportunities for growth through the delivery of enhanced services and high-quality care that meet the individual needs of patients."

"Together, Sonus and Amplifon will have the financial strength, professional expertise and market presence to positively impact the hearing health of communities across North America," said Dan Kohl, Chief Executive Officer of Sonus.

Sonus plans to distribute proceeds from the sale to its stockholders by distributing $1.00 per share to holders of its outstanding common shares, or a total of approximately $ 5.7 million. Remaining proceeds after satisfaction of the company's obligations and liabilities will be distributed to the holder of all of Sonus Corp.'s outstanding Series A and Series B convertible preferred shares. Both the sale of Sonus's assets and the distribution of cash sale proceeds to its stockholders will be submitted to a vote of its stockholders. The company expects to hold a special meeting of stockholders during its 2003 first fiscal quarter.

Portland-based   Sonus  sells   private  label  and   multi-brand   products  to
hearing-impaired patients through 88 company-owned retail stores and 900 licensed network affiliates in the U.S. and Canada.

Amplifon, through its Minneapolis-based Miracle-Ear subsidiary, operates hearing aid centers at 160 corporate retail and 850 franchise retail locations in the U.S.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

SONUS PLANS TO PREPARE, FILE AND MAIL A PROXY STATEMENT TO SONUS STOCKHOLDERS CONTAINING INFORMATION ABOUT THE SALE OF ASSETS AND SUBSEQUENT DISTRIBUTION OF CASH SALE PROCEEDS, AS REQUIRED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT SONUS, THE TRANSACTIONS AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS THROUGH THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.

SONUS FILES ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC ON A REGULAR BASIS. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS OR OTHER INFORMATION FILED BY SONUS AT THE SEC PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, OR AT THE SEC'S OTHER PUBLIC REFERENCE ROOMS IN NEW YORK AND CHICAGO. PLEASE CALL THE SEC AT 800-SEC-0330 FOR FURTHER INFORMATION. COPIES OF THE COMPANY'S FILINGS WITH THE SEC ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND MAY BE OBTAINED FOR FREE AT THE SEC WEB SITE, HTTP://WWW.SEC.GOV OR BY WRITING TO SONUS
AT: SONUS INVESTOR RELATIONS, 111 S.W. FIFTH AVENUE, SUITE 1620, PORTLAND, OR 97204.

SONUS, ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING PROXIES FROM SONUS SHAREHOLDERS IN FAVOR OF THE APPROVAL OF THE SALE OF ASSETS AND TRANSACTIONS LEADING TO A DISTRIBUTION OF CASH PROCEEDS. A DESCRIPTION OF ANY INTERESTS, DIRECT OR INDIRECT, THAT DIRECTORS AND EXECUTIVE OFFICERS HAVE IN THE TRANSACTIONS WILL BE INCLUDED IN THE PROXY STATEMENT.

                                       ###

     This press release contains forward-looking statements. Actual results or occurrences could be significantly different than those predicted or implied by forward-looking statements. Factors that could affect results or occurrences include those relating to the proposed sale of assets, including failure to obtain required regulatory or stockholder approval, failure to satisfy conditions to closing contained in the purchase agreement, unexpected changes in the business of Sonus, or unexpected liabilities resulting from the two companies' operations prior to or after the transaction occurs. Although forward-looking statements help to provide complete information about the future of the company, readers should keep in mind that forward-looking statements are much less reliable than historical information.